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                                EXHIBIT 3

                            POWER OF ATTORNEY


Power of Attorney, dated as of February 4, 2000 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Transaction Systems Architects, Inc. on July 7, 2000, Accession Number 0000912057-00-031082 and incorporated herein by reference.

Power of Attorney, dated as of February 4, 2000 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Transaction Systems Architects, Inc. on July 7, 2000, Accession Number 0000912057-00-031082 and incorporated herein by reference.


Power of Attorney, dated as of February 4, 2000 for Waddell & Reed Investment Management Company Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Transaction Systems Architects, Inc. on July 7, 2000, Accession Number 0000912057-00-031082 and incorporated herein by reference.